Exhibit 4.5 / 1997 Plan Form of Grant

                             1997 PLAN FORM OF GRANT

[DATE]


[[Title>>[[FirstName>>[[LastName>>
[[Address1>>
[[Address2>>

[[City>>,[[State>>[[PostalCode>>


Dear[[FirstName>>,

Subject to the terms and conditions set forth herein, IOMED, Inc. (the "Company") hereby grants to you an option (the "Option") to purchase the total number of common shares of the Company set forth below (the "Shares") at the exercise price per share set forth below (the "Exercise Price"), pursuant and subject to the Company's 1997 Share Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit "A".

         Type of Option:  Incentive Stock Option

         Exercise Price Per Share: [[ExercisePrice>>

         Date of Grant: [[DateOfGrant>>

         Expiration Date:      10 years from Grant Date

         Number of Shares Subject to Option: [[NumberOfShares>>

Subject to the terms and conditions of the Plan and this Letter Agreement, the Option shall become exercisable in accordance with the following schedule:

         [VESTING SCHEDULE]

[[Title>>[[FirstName>>[[LastName>>
February 4, 2000
Page Two




The Option shall expire, and shall be of no further force or effect, upon the earlier of the Expiration Date (as set forth above) or ninety (90) days following the effective date of the termination of your employment with the Company for any reason other than your death or disability. In the event your employment with the Company is terminated by reason of your death or disability, the Option may be exercised at any time during the twelve (12) month period immediately following such termination, but only to the extent that the Option was exercisable through the date of such termination. During your lifetime, the Option may only be exercised by you, and is not transferable otherwise than by will or by applicable laws of descent and distribution.

Subject to the Plan and this Letter Agreement, the Option can be exercised by delivery to the Company of an executed Notice of Option Exercise in the form attached hereto as Exhibit "B" or such other written form as may be approved by the Company (or by the Committee of the Board of Directors or Officer of the Company appointed by the Board of Directors to administer the Plan), which sets forth your election to purchase all or a part of the exercisable portion of the Option, specifies the number of Shares being purchased, and includes such other representations and agreements as may be required by the Company in order to assure compliance with applicable securities laws. Such Notice must be accompanied by full payment of the Exercise Price of the Shares being purchased. The Exercise Price must be paid in cash or by check, unless the Company, in its sole discretion, authorizes payment in another form.

Prior to the issuance of the Shares to you upon any exercise of the Option, you must pay or make adequate provision for the payment of any applicable federal or state withholding obligations imposed upon the Company as the result of such exercise.

Your right to exercise the Option is specifically conditioned upon your compliance with all federal and state securities laws in connection with such exercise and the acquisition of the Shares. As part of such compliance, you will be required to execute and file (with the SEC or other governmental agencies) all documents and instruments that the Company and its legal counsel deem necessary or appropriate.

[[Title>>[[FirstName>>[[LastName>>
February 4, 2000
Page Three



In the event of any conflict between the provisions of the Plan and the terms and conditions of this Letter Agreement, the provisions of the Plan shall govern, for all purposes.

Please execute the enclosed copy of this Letter Agreement in the space provided below under the heading "Acceptance", and return such executed copy to the undersigned. If you do not sign and return this Letter Agreement within ten (10) business days of the date hereof, the Company will have the right to terminate the Option.

Very truly yours,

IOMED, Inc.



Vice President, Finance and
Chief Financial Officer

                                   ACCEPTANCE

The undersigned hereby accepts and enters into the foregoing Letter Agreement with IOMED, Inc., and specifically acknowledges and agrees that the Option described therein shall be subject to and governed by the terms of such Letter Agreement and the Plan. The undersigned further agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of IOMED, Inc. (or any Committee or Officer appointed by the Board of Directors to administer the Plan) upon any questions arising under the Plan, or concerning the terms of the Option or its exercise.

                                              Dated:
------------------------------                      ----------------------
[[FirstName>>[[LastName>>

                                   EXHIBIT 'B'

IOMED, Inc.
3385 West 1820 South
Salt Lake City, Utah 84104


                            Notice of Option Exercise

Dear Plan Administrator:

IOMED, Inc., a Utah corporation (the "Company"), has granted to the undersigned an option (the "Option"), pursuant to the Company's 1997 Share Incentive Plan (the "Plan"), to purchase certain of the Company's authorized, but unissued Common Shares. The Option is evidenced by a Stock Option Agreement date ________________________, [[Year>>.

I hereby notify the Company, in accordance with the Plan, that I desire to exercise my Option by purchasing a total of _________ Common Shares of the Company (the "Shares"). Attached hereto is a check, made payable to the Company, in the amount of $___________ in full payment of the option purchase price of the Shares.

In order to induce the Company to permit me to exercise the Option and to register the Shares in my name upon the books and records of the Company, the undersigned hereby acknowledges to and agrees with the Company that:

         1.     I have received and read a copy of the Plan.

         2. The Shares have not been registered under the Securities Act of 1933, as amended (the "ACT"), the Company does not presently intend to register the Shares under the Act, and the Company is under no obligation whatsoever to cause the Shares to be registered under the Act in the future.

         3. The Shares, when issued to me, will constitute "restricted securities" as that term is defined in Rule 144, as promulgated under the Act.

         4. I may not sell, transfer or otherwise dispose of the Shares unless and until they are registered under the Act, or the Company has received an opinion of counsel (which may be counsel for the Company), which is reasonably satisfactory in form and content to the Company, stating that such sale, transfer or other disposition is exempt from the registration requirements of the Act.

         5.     I am  acquiring  the  Shares  solely  for  my own  account,  for investment purposes only, and not with a view to the distribution or resale thereof, or with any present intention of selling or otherwise transferring the Shares or any interest therein.

         6. I will not sell, transfer, pledge, encumber or otherwise hypothecate the Shares unless and until I have offered the Company, or its designee(s), the opportunity to acquire the Shares in strict accordance with the Right of First Refusal described in the Plan.

         7. In order to evidence my investment intent, and in order to comply with the provisions of the Plan, I agree that such restrictive legends as may be deemed appropriate by the Company may be placed upon the certificate or certificates evidencing the Shares.

The undersigned hereby specifically agrees that the Company may rely upon the acknowledgments and agreements which are set forth in this letter.

Sincerely,


--------------------------------------
  [Signature of the Optionee]


--------------------------------------
  [Name of the Optionee]


--------------------------------------

--------------------------------------

--------------------------------------
  [Address of the Optionee]


--------------------------------------
  [Social Security Number of Optionee]


Dated: ________________________